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                                                                    EXHIBIT 23.4



                 CONSENT OF HOULIHAN LOKEY HOWARD & ZUKIN, INC.



     We hereby consent to the reference to our firm under the caption "Risk Factors -- Fraudulent Transfer Considerations" in Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-03813) of Hayes Wheels International, Inc. (the "Registrant") to be filed on June 7, 1996 in connection with the Registrant's offering of $250,000,000 of senior subordinated notes.



                                          HOULIHAN LOKEY HOWARD & ZUKIN, INC.



                                          By:      /s/ WARREN I. HIRSCHHORN


                                            ------------------------------------

                                            Name: Warren I. Hirschhorn


                                              Title: Senior Vice-President



New York, New York


June 5, 1996